Exhibit 10.5

SECURED DEBENTURE PURCHASE AGREEMENT

This secured convertible debenture purchase agreement (this “Agreement”) is entered into effective February 21, 2020

BETWEEN

Permex Petroleum Corporation, a British Columbia corporation with its offices at 1290-625 Howe Street, Vancouver, BC V6C 2T6, Canada (the “Corporation”) and Permex Petroleum US Corporation (the “Subsidiary).

AND

Mehran Ehsan

(the “Investor”)

WHEREAS

1.	The Corporation requires up to $500,000.00 CAD for general working capital purposes.

2.	The Investor wishes to loan $100,000.00 CAD

3.	(the “Loan”) to the Corporation on the terms and subject to the terms and conditions described in this Agreement and the debenture (the “Debenture”) set forth in Exhibit “A” to this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	Purchase and Sale of the Debenture

1.1.	Authorization. Pursuant to this Agreement and in consideration for the Loan, the Corporation has authorized the issuance to the Investor of one Debenture in the principal amount of $100,000.00 having the terms set forth in the form attached hereto as Exhibit “A”.

1.2.	Issuance and Sale of Securities. Subject to the terms and conditions hereof, the Corporation hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to accept delivery from the Corporation of, the Debenture in the principal amount of $100,000.00.

1.3.	Advance of Funds. The delivery of the Debenture shall take place within 10 business day of the investor having deposited the principal amount of the Loan into the bank account of the Corporation.

1.4.	Repayment Terms. Outstanding principal and accrued interest on the Debenture shall be fully due and payable in accordance with the terms set forth in the Debenture as set out in Exhibit “A”.

1.5.	Use of Proceeds. The Corporation will use proceeds of the debenture agreement for general working capital purposes

2.	Security. As security for the due payment of the Loan in accordance with the terms of the Debenture, the Corporation will execute the Security Agreement attached hereto as Exhibit “B”, pursuant to which it will assign, convey, mortgage, pledge, hypothecate and transfer to the Investor, for the benefit of the Investor, and grant to the Investor, a security interest in all of the Corporation’s right, title and interest in all of its Properties. Furthermore the Properties include all of the oil and gas assets, Working Interest and Royalty Interest that the company owns as of the date of this agreement.

3.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investor the following, as of the date hereof, and as of the date of closing:

3.1.	Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on its business or its properties.

3.2.	Authorization. All corporate action on the part of the Corporation, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the Debenture and performance of all obligations of the Corporation hereunder and thereunder, has been or shall be taken prior to the closing, and this Agreement, the Debenture when executed and delivered, shall constitute the valid and legally binding obligations of the Corporation, enforceable in accordance with their terms.

3.3.	Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any third party or any federal, state or provincial governmental authority on the part of the Corporation is required in connection with the consummation of the transactions contemplated herein.

3.4.	No Conflicts. Neither the execution and delivery of this Agreement, the Debenture, or the Security Agreement by the Corporation nor the consummation by the Corporation of the transactions contemplated herein will (a) conflict with or result in any breach of any provision of the Corporation, (b) violate in any material respect any statute, rule, regulation, order, writ, Page 3 of 8 of the Secured Debenture Agreement Permex Petroleum Corporation injunction, decree or arbitration award applicable to the Corporation or its assets, or (c) breach in any material respect any other material agreement, undertaking, contract, or security agreement to which the Corporation is subject.

3.5.	No Defaults. No Event of Default, as defined in Section 5.1 of this Agreement, shall have occurred and be continuing prior to the closing.

4.	Representations and Warranties of the Investor. The Investor represents and warrants to the Corporation the following, as of the date hereof, and as of the date of closing:

4.1.	Organization and Standing. If the Investor is a body corporate, the Investor is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Investor. If the Investor is acting as agent or trustee for a principal, the Investor is duly authorized to execute and deliver this Agreement and all other necessary documents in connection with such subscription on behalf of such principal, and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable obligation of, such principal.

4.2.	Authorization. If the Investor is an individual, the Investor is of the full age of majority in the jurisdiction in which this Agreement is executed and is legally competent to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Investor hereunder. If the Investor is not an individual, the Investor has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Investor hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained.

4.3.	No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Investor, and do not and will not constitute a breach of or default under any of the Investor’s constating documents (if the Investor is not an individual) or any agreement to which the Investor is a party or by which it is bound.

4.4.	Investment. The Investor confirms that the Investor is purchasing the Debenture as an “accredited investor” (as such term is defined in National Instrument 45-106 - “Prospectus and Registration Exemptions” (“NI 45-106”), it is purchasing the Debenture as principal for its own account and not for the benefit of any other person and has concurrently executed and delivered the Accredited Investor Representation Letter in the form attached as Exhibit C to this Agreement along with a completed copy of Appendix A to Exhibit C, Page 4 of 8 of the Secured Debenture Agreement Permex Petroleum Corporation and has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Debenture.

4.5.	International Investors. If the Investor is resident outside of Canada and the United States, the Investor:

a)	is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Investor is resident (the “International Jurisdiction”) which would apply to the acquisition of the Debenture, if any;

b)	is purchasing the Debenture pursuant to exemptions from the prospectus and registration or equivalent requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Investor is permitted to purchase the Debenture under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

c)	confirms that the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Debenture; and

d)	confirms that the purchase of the Debenture by the Investor does not trigger:

(i)	an obligation to prepare and file a registration statement, offering memorandum, prospectus, offering circular or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	continuous disclosure reporting obligations of the Corporation in the International Jurisdiction; and

e)	the Investor will, if requested by the Corporation, comply with such other requirements as the Corporation may reasonably require.

4.6.	Sophistication. The Investor is capable of assessing the proposed investment in the Debenture as a result of the Investor’s own experience or as a result of advice received from a person registered under applicable securities legislation.

4.7.	No Regulatory Review. The Investor understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Debenture. The Investor acknowledges that no prospectus has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Debenture and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

4.7.1.	the Investor may be restricted from using some of the civil remedies otherwise available under applicable securities laws;

4.7.2.	the Investor may not receive information that would otherwise be required to be provided to it under applicable securities laws; and

4.7.3.	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws.

4.8.	Residence. The Investor is resident in the jurisdiction indicated on the execution page of this Agreement as the “Investor’s Address” and the purchase by and sale to the Investor of the Debenture, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to the Investor or any beneficial purchaser) has occurred only in such jurisdiction.

4.9.	Disclosure of Personal Information. The Investor acknowledges that it and/or the Corporation may be required to provide applicable securities regulatory authorities or stock exchanges with information concerning the identities of the beneficial purchasers of the Debenture and the Investor agrees that, notwithstanding that the Investor may be purchasing the Debenture as agent for an undisclosed principal, the Investor will provide to the Corporation, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

4.10.	Not a U.S. Person. The Investor is not a “U.S. Person” (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Debenture for the account or benefit of a U.S. Person or a person in the United States. The Debenture has not been offered to the Investor in the United States, and any individuals executing and delivering this Agreement on behalf of the Investor were not in the United States when the order was placed and this Agreement was executed and delivered.

4.11.	Additional Disclosure. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Investor will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Debenture.

4.12.	No Other Representations. The Investor has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation except as expressly set forth herein.

4.13.	Anti Money Laundering. The funds representing the Loan which will be advanced by the Investor to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Page 6 of 8 of the Secured Debenture Agreement Permex Petroleum Corporation Investor acknowledges that the Corporation may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge none of the subscription funds to be provided by the Investor: (a) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction; or (b) are being tendered on behalf of a person or entity who has not been identified to the Investor. The Investor shall promptly notify the Corporation if the Investor discovers that any of such representations ceases to be true and shall provide the Corporation with appropriate information in connection therewith.

5.	Default.

5.1.	Events of Default. With respect to the Debenture, the Security Agreement, and this Agreement, the following events are “Events of Default” thereunder and hereunder:

5.1.1.	The Corporation shall default in the payment of principal of or any interest on the Debenture after fifteen (15) days’ written notice from the Investor following the date when the same is due and payable; or

5.1.2.	The Corporation shall default in the due performance or observance of any other material covenant, agreement or provision herein, or in the Debenture, or the Security Agreement, to be performed or observed by the Corporation, or a material breach shall exist in any representation or warranty herein contained, or in any Debenture, or the Security Agreement, as of the date when made, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the Corporation from the Investor; or

5.1.3.	The Corporation shall be involved in financial difficulties as evidenced:

(i)	by the Corporation filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada (as now or in the future amended, the “Bankruptcy Codes”) or an admission seeking the relief therein provided;

(ii)	by the Corporation making a general assignment for the benefit of its creditors;

(iii)	by the Corporation consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Corporation or approving as filed in good faith a petition filed against the Corporation under said Bankruptcy Codes (in both cases without the consent of the Corporation);

(iv)	by the commencement of a proceeding or case, without the application or consent of the Corporation, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Corporation or of all or any substantial part of its assets, or (iii) similar relief in respect of the Corporation under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgment or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) days; or

(v)	by the Corporation admitting in writing its inability to pay its debts as such debts become due.

5.1.4.	Corporation shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Corporation or by any person seeking the termination, dissolution or liquidation of the Corporation.

5.2.	Acceleration. If any one or more Events of Default described in Section 5.1 shall occur and be continuing, then the Investor may, at the Investor’s option and by written notice to the Corporation, declare the unpaid balance of the Debenture owing to the Investor to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Corporation.

6.	Miscellaneous.

6.1.	Notices. All notices, requests, demands and other communications under this Agreement, the Debenture, and the Security Agreement shall be in writing and shall be deemed to have been duly “given” on the date of delivery, if delivery is made personally or by fax or email to the party to whom notice is to be given, or upon receipt if mailed by first class mail, either registered or certified, postage prepaid and properly addressed as follows:

If to the Corporation, at the address specified at the beginning of this Agreement.

If to the Investor, at the address specified on the execution page of this Agreement.

Each party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

6.2.	Remedies. No failure on the part of the Investor to exercise, and no delay on the part of the Investor in exercising, any right hereunder or under the Debenture, or the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right owned by it preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.3.	Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Facsimile or electronic email copies of the signatures are acceptable.

6.4.	Term. This Agreement shall terminate upon repayment or conversion of the Debenture, with the exception of set working interest payments to the investor for the duration of ownership of the property by the company.

6.5.	Defined Terms. Any term defined in this Agreement shall extend, with the same meaning, to any Exhibits attached to this Agreement.

6.6.	Legal Advice. The parties each acknowledge that they have had the opportunity to obtain independent legal advice with respect to the terms of this Agreement prior to its execution, and the parties have either done so or have declined to so. In any event, the parties understand their respective terms, rights and obligations under this Agreement.

6.7.	Entire Agreement. This Agreement, together with the Debenture (Exhibit “A”), and the Investor Questionnaire (Exhibit “C”) constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the last date of signature.

WITNESSED	BY:	) ) ) )	Date: February 21, 2020 Permex Petroleum Corporation
		) ) ) )	_________________________ Mehran Ehsan , CEO

WITNESSED	BY:	) )
		) )	Date: February 21, 2020
		) )	Mehran Ehsan
		)	Full Legal Name of Investor (Please Print)
) ) )
		) )	Signature of Investor or Authorized Representative
610 Granville Street
Investor’s Address (including postal code)
Vancouver, BC V7Y 1K8
6043408737
Telephone Number (including area code) mehsan@permexpetroleum.com
Email Address

EXHIBIT A

Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after February 21, 2020.

CONVERTIBLE SECURED DEBENTURE

CDN $100,000.00

For Value Received, the undersigned Corporation, under the terms of this Debenture hereby unconditionally promises to pay, on or prior to the Maturity Date (as defined below), to the order of the Investor, by wire transfer to such account as Investor shall provide notice to Corporation or by check, in lawful money of Canada and in immediately available funds, the principal amount borrowed and outstanding hereunder at any time not to exceed the amount of the Debenture (the “Principal”) and interest on the Principal at a rate of 12% per year compounded annually (the “Interest”), both payable in the manner set forth below. The Principal has been advanced by the Investor to Corporation pursuant to the Debenture Purchase Agreement dated effective February 21, 2020 (the “Agreement”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Agreement.

1.	Repayment and Prepayment. The outstanding Principal shall be payable in full no later than February 20, 2022 (the “Maturity Date”), subject to the right of the Corporation to accelerate at any time after (a) January 1, 2021, on not less than 30 days’ prior written notice to the Investor.

2.	Interest. Interest on the Principal is calculated from the Issue Date (defined below) and is calculated on the portion of the Principal that remains unpaid, both before and after maturity, default or judgment, until fully paid, on the basis of the actual number of days for which the Principal is outstanding computed on the basis of a year of 365 days, or 366 days in the case of a leap year. Notwithstanding any provisions of this Debenture, in no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable by the Corporation under this Debenture exceed the effective annual rate of interest on the “credit advanced” (as defined in section 347 of the Criminal Code (Canada)) under this Debenture lawfully permitted by that section and, if any payment, collection or demand pursuant to this Debenture in respect of “interest” (as defined in section 347 of the Criminal Code (Canada)) is determined to be contrary to the provisions of that section, the amount of such payment or collection shall be reduced to the highest amount permitted under the Criminal Code (Canada).

4.	Conversion. The Debentures will be convertible at the holder’s option into units (“Units”) of the Company at a conversion price of CDN$0.15 per Unit. Each Unit will be comprised of one (1) common share (a “Common Share”) in the Company and one (1) Common Share purchase warrant (each while Common Share purchase warrant, a “Warrant”). Each Warrant will be exercisable to purchase a Page 2 of 2 of the Secured Debenture Agreement Common Share at a price of CDN$0.20 for a period of three (3) years from the date of issuance.

EXHIBIT A

5.	Secured Debenture. The full amount of this Debenture is secured by the collateral identified and described as security therefor in the Security Agreement attached to the Agreement as Exhibit “B”

6.	Default. Corporation’s failure to pay timely any of the Principal and Interest due under this Debenture pursuant to the terms hereof shall constitute an Event of Default as defined in the Agreement.

7.	Waiver. Except as provided for herein, Corporation waives presentment, notice of dishonor, protest or notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Debenture or in any proceeding against any of the rights or interests in or to the properties or assets securing payment of this Debenture.

8.	Successors. The provisions of this Debenture shall inure to the benefit of and be binding on any successor or Investor. This Debenture cannot be assigned by any party hereto.

ISSUE DATE: February 21, 2020 (“Issue Date”).

Permex Petroleum Corporation

By:

Name:	Mehran Ehsan

Title:	Chief Executive Officer

EXHIBIT A

EXHIBIT B

SECURITY AGREEMENT

This Security Agreement dated as of February 21, 2020 made by Permex Petroleum Corporation (“Grantor”) in favour of __________________________________________ (“Investor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Secured Debenture Purchase Agreement between Grantor and Investor dated February 21, 2020.

WHEREAS

A.	Pursuant to the Agreement, by and among the Grantor and the Investor and the related Debenture, Investor has agreed to make an advance of $100,000.00 and to extend certain financial accommodations to the Grantor in the amount and in the manner set forth in the Agreement and the Debenture (collectively, the “Investment”).

B.	The Investor is willing to make the Investment to the Grantor only upon the condition, among others, that Grantor shall have executed and delivered to the Investor this Security Agreement.

NOW THEREFORE in order to induce the Investor to make the Investment and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Grantor hereby represents, warrants, covenants and agrees as follows:

1.	Secured Obligations. The Grantor agrees to pay the Investor all of the unpaid principal amount of, and accrued interest on, the Debenture, in accordance with the terms thereof, and all other indebtedness, liabilities and obligations of the Grantor to the Investor, whether now existing or hereafter incurred, arising out of or in connection with the Agreement, the Debenture or this Security Agreement (“Secured Obligations”).

2.	Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations and in order to induce the Investor to cause the investment to be made, the Grantor hereby, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Investor, for the benefit of the Investor, and hereby grants to the Investor, a security interest in all of Grantor’s right, title and interest in the Properties (as defined in the Agreement) together with all engineering reports and intellectual property related to, or generated by the Corporation in connection with, the Properties (collectively called the “Collateral”). The Properties include all of the oil and gas assets, Working Interest and Royalty Interest that the company owns as of the date of this agreement.

3.	Representations and Warranties. The Grantor hereby represents and warrants to the Investor that except for the security interest granted under this Security Agreement, the Grantor will be, upon purchase of the Property, the sole legal and equitable owner of the Collateral in which it purports to grant a security interest hereunder, having good, marketable title thereto and that the investor shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

EXHIBIT B

4.	Covenants. The Grantor covenants and agrees with the Investor that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

4.1 Further Assurances. At any time and from time to time, upon the written request of the Investor, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Investor may reasonably deem desirable to obtain the full benefit of this Security Agreement. At the request of the Investor, the Grantor shall execute all necessary documentation to perfect the registration in Canada or the US, of the Secured Obligations and the Collateral by giving 20 days written notice.

4.2 Maintenance of Records. The Grantor shall keep and maintain at its own cost and expense satisfactory and complete record of the Collateral. The Grantor shall allow reasonable access to such records upon reasonable notice from Investor.

4.3 Collateral. The Grantor agree that they will not, without the prior written consent of the Investor, consent to, permit or suffer or occur any sale, transfer, hypothecation, lien, or use of any of the Collateral adversely affecting the interest of the Investor therein.

5.	Rights and Remedies Upon Default. If any Event of Default shall occur and be continuing, the Investor shall have the right to take title to, seize, assign, sell and otherwise dispose of the Collateral, either at public or private sale, for cash, credit or otherwise, with or without representations and warranties, and upon such terms as shall be reasonable unless they were precluded in doing so by another investor involved in the Financing, and the Investor may bid or become the purchaser at such sale, and such Investor shall have the right at its option to apply or credit the amount of all or any part of the Secured Obligations owing to it against the purchase price bid by it at any such sale. If Notification to the Grantor of any intended disposition by the Investor of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least thirty (30) days prior to such disposition.

6.	Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition by filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of investors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any oblige of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

EXHIBIT B

7.	Miscellaneous.

7.1 No Waiver; Cumulative Remedies.

(a) The Investor shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof of the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Investor.

7.2 Termination of This Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

7.3 Successor and Assigns. This Security Agreement shall be binding upon the successors of Grantor and Investor and may not be assigned by any party.

7.4 Counterparts. This Security Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Titles and Subtitles. The titles of the sections and subsections of this Security Agreement are not to be considered in construing this Security Agreement.

7.6 Severability. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7 Agreement is Entire Contract. This Security Agreement, together with the Debenture, the Agreement, and the Investor Questionnaire constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in the Security Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided herein.

7.8 Relationship of Certain Rights and Obligations. The repayment of the Investment does not diminish, curtail, amend, alter, or otherwise change Grantor’s obligations to repay the investment.

EXHIBIT B

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first set out above.

WITNESSED	BY:	) ) ) )	Date: February 21, 2020 Permex Petroleum Corporation
		) ) ) )	_________________________ Mehran Ehsan , CEO

WITNESSED	BY:	) )
		) )	Date: February 21, 2020
		) )	Mehran Ehsan
		)	Full Legal Name of Investor (Please Print)
) ) )
		) )	Signature of Investor or Authorized Representative

EXHIBIT B

EXHIBIT C

ACCREDITED INVESTOR REPRESENTATION LETTER

TO:	Permex Petroleum Corporation (the “Corporation”)

In connection with the purchase of a Debenture of the Corporation by the undersigned investor or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Investor” for the purposes of this Exhibit C), the Investor hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Investor is resident in the jurisdiction as set forth on the execution page of this Agreement or is subject to the securities laws of such jurisdiction;

2.	The Investor is purchasing the Debenture as principal for its own account;

3.	The Investor is an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter;

4.	The Investor was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (XIII) of the attached Appendix A of this Exhibit C; and

5.	Upon execution of this Exhibit C by the Investor, this Exhibit C shall be incorporated into and form a part of the Agreement.

Dated February 21, 2020.
Mehran Ehsan
Print Name of Investor

Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE MARK THE CATEGORY OR CATEGORIES IN APPENDIX A ON THE NEXT PAGE THAT DESCRIBES HOW YOU QUALIFY AS AN ACCREDITED INVESTOR

EXHIBIT C

APPENDIX A

TO EXHIBIT C

Accredited Investor (defined in National Instrument 45-106) means [please initial beside the applicable portion of the definition below]:

I	a Canadian financial institution, or an authorized foreign bank named in Schedule III of the Bank Act (Canada); or
II	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
III	a subsidiary of any person referred to in paragraphs (I) or (II), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or
IV	a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario); or
V	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (IV); or
VI	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or
VII	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l‟île de Montréal or an intermunicipal management board in Québec; or
VIII	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or
IX	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or
X	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or
XI

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (XX) below, which must be initialed.)

APPENDIX A TO EXHIBIT C

XII	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or
XIII	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or
XIV	an investment fund that distributes or has distributed its securities only to

(a)	a person that is or was an accredited investor at the time of the distribution, or
(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or
(c)	a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

XV	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or
XVI	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or
XVII	a person acting on behalf of a fully managed account managed by that person, if that person

(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(b)	in Ontario, is purchasing a security that is not a security of an investment fund; or

XVIII	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or
XIX	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (I) to (IV) or paragraph (IX) in form and function; or
XX

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

(Note: if you are purchasing as an individual accredited investor, paragraph (XI) above must be initialed rather than paragraph (XX)

XXI	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
XXII	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

(a)	an accredited investor, or
(b)	an exempt purchaser in Alberta or British Columbia after September 14, 2005

APPENDIX A TO EXHIBIT C

For the purposes hereof:

(a)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)	“Director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a Director of a company;

APPENDIX A TO EXHIBIT C

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

1.	have a professional, business or personal relationship with the issuer, or any of its directors, executive Officers, founders, or control persons, and

2.	have acted for or been retained personally or otherwise as an employee, executive Officer, Director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive Officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	an Officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(f)	“financial assets” means:

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(h)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

APPENDIX A TO EXHIBIT C

(i)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(k)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(l)	“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(m)	“non-redeemable investment fund” means an issuer,

(i)	whose primary purpose is to invest money provided by its security holders;

(ii)	that does not invest;

1.	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

2.	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a nonredeemable investment fund; and

(iii)	that is not a mutual fund; (n)

(n)	“person” includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(p)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(q)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(s)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary. All monetary references are in Canadian Dollars

APPENDIX A TO EXHIBIT C
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